SUB-TRANSFER AGENCY AGREEMENT

         THIS AGREEMENT, effective as of February 28, 1997 by and between FREMONT INVESTMENT ADVISORS, INC. ("Fremont"), a California corporation, and COUNTRYWIDE FUND SERVICES, INC. ("Countrywide"), an Ohio corporation and a wholly-owned subsidiary of Countrywide Financial Services, Inc.

                               WITNESSETH THAT:

         WHEREAS, Fremont Mutual Funds, Inc., a Maryland Corporation (the "Company"), is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Company has appointed Fremont as the Company's transfer agent, dividend disbursing agent, shareholder service and plan agent under an agreement dated July 1, 1996 (the "Transfer Agent Agreement"); and

         WHEREAS, Fremont desires to hire Countrywide to assist in its capacities as the Company's transfer agent, dividend disbursing agent and shareholder service and plan agent, and Countrywide is willing to perform such services upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. SERVICES. Fremont, being duly authorized, hereby hires Countrywide as its agent to perform those services described in the Transfer Agent Agreement, a copy of which is attached hereto and incorporated herein. Subject to the direction and control of Fremont, Countrywide shall perform all the obligations and duties thereof upon the terms and conditions hereinafter set forth. Countrywide shall act as transfer agent and dividend disbursing agent for the Company and agrees to be responsible and liable to the Company to the same extent as Fremont under the Transfer Agent Agreement. Countrywide shall perform all duties and obligations of Fremont under the Transfer Agent Agreement which shall include but are not limited to those duties of Recording Shares, Purchase Orders, Redemptions and Exchanges, Dividends and Distributions, Books and Records, and other such items necessary to carry out the Transfer Agent Agreement.

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         2. COMPENSATION. For the performance of its obligations under this
Agreement, Fremont shall pay Countrywide a fee with respect to each series of the Company in accordance with the schedule attached hereto as Schedule A. Fremont shall reimburse Countrywide for any out-of-pocket expenses and advances including, but not limited to, costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on Countrywide for services provided under this Agreement. All fees and advances will be billed by Countrywide at the end of each month. Payment by Fremont will be due within fifteen days of receipt of the invoice.

         3. LIMITATION OF LIABILITY. Countrywide shall not be liable for any reasonable action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with instructions from Fremont, provided, however, that such acts or omissions shall not have resulted from Countrywide's willful misfeasance, bad faith or negligence.

         4. INSURANCE COVERAGE. Countrywide is insured by a $1,000,000 Errors & Omissions/Directors & Officers policy issued by Federal Insurance Company, a copy of which has been provided to Fremont. Countrywide will maintain such policy at all times during the term of this Agreement and will immediately notify Fremont of any change in the scope or amount of coverage under such policy.

         5.   CONFIDENTIALITY.
         (a) All information furnished to Countrywide or its representatives by the Company or by Fremont on behalf of the Company, including without limitation all names, addresses, telephone numbers and other information of customers and prospective customers, and whether furnished before or after the date hereof (the "Information"), will be kept confidential by Countrywide and/or its representatives, and will not, except to the extent necessary in order to carry out Countrywide's responsibilities and obligations under this Agreement, be disclosed by Countrywide or any of its representatives and will not be used by Countrywide or any of its representatives for any purpose other than fulfilling Countrywide's responsibilities and obligations under this Agreement. The term "representatives" as used herein shall include Countrywide's affiliates, and Countrywide and its affiliates' respective officers, directors, employees, agents, and controlling persons. Countrywide acknowledges and agrees that any

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information supplied to Countrywide by a customer or potential customer of
Fremont as a result of discussions, solicitations, or communications between Fremont and said customer or potential customer shall constitute "Information" for the purposes hereof. Countrywide shall be permitted to transmit the Information only to those of its representatives who need to know the Information for the purpose of assisting Countrywide in fulfilling its responsibilities and obligations under this Agreement, who are informed by Countrywide of the confidential nature of the Information and who have agreed in writing to keep the Information confidential on the same terms as if such representatives were signatories hereto. Copies of all agreements by which Countrywide's representatives have agreed to keep the Information confidential shall be delivered by Countrywide to Fremont promptly after execution thereof. In any event Countrywide shall be responsible for the breach of this Agreement by its representatives.

(b) In the event that Countrywide or its representatives is requested or becomes legally compelled to disclose any of the Information, said party agrees to provide Fremont with prompt written notice so that Fremont may seek (with Countrywide's and/or its representatives' cooperation, if so requested by Fremont) a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or that Fremont waives compliance with these confidentiality provisions, Countrywide and its representatives agree to furnish only that portion of the Information which in the reasonable opinion of its counsel is legally required and will use its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

(c) The term "Information" as used herein shall not include matters which (i) are or become generally available to the public other than as a result of a disclosure by Countrywide or its representatives, or (ii) were known to Countrywide on a non- confidential basis prior to its disclosure to Countrywide by the Company or Fremont.

(d) Fremont shall be entitled to injunctive relief to prevent breaches of Countrywide's confidentiality obligations hereunder and to specifically enforce the terms hereof in addition to any other remedy to which Fremont or the Company may be entitled at law or in equity.

(e) The confidentiality provisions of this Agreement shall survive the termination of this Agreement.

         6. TERMINATION. This Agreement may be terminated by either party upon ninety (90) days' written notice to the other party.
Upon the termination of this Agreement, Fremont shall pay
Countrywide such compensation as may be payable for the period prior to the effective date of such termination.

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         7. MISCELLANEOUS. Each party agrees to perform such further acts as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                               FREMONT INVESTMENT ADVISORS, INC.

                               By: _______________________________

                               COUNTRYWIDE FUND SERVICES, INC.

                               By: _______________________________
                                   Its: President

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                                                                   SCHEDULE A

                                 COMPENSATION

As Sub-Transfer Agent:

Fremont Global Fund:                              payable monthly at
                                                  rate of $17/account
                                                  per year; subject to
                                                  minimum of $1,500 per month

Fremont Growth Fund:                              payable monthly at
                                                  rate of $17/account
                                                  per year; subject to
                                                  minimum of $1,500 per month

Fremont California Intermediate                   payable monthly at
  Tax-Free Fund:                                  rate of $20/account
                                                  per year; subject to
                                                  minimum of $1,500 per month

Fremont Money Market Fund:                        payable monthly at
                                                  rate of $20/account
                                                  per year; subject to
                                                  minimum of $1,500 per month

Fremont Bond Fund:                                payable monthly at
                                                  rate of $20/account
                                                  per year; subject to
                                                  minimum of $1,500 per month

Fremont International Growth Fund:                payable monthly at
                                                  rate of $17/account
                                                  per year; subject to
                                                  minimum of $1,500 per month

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Fremont U.S. Micro-Cap Fund:                       payable monthly at
                                                   rate of $17/account
                                                   per year; subject to
                                                   minimum of $1,500 per month

Fremont International Small Cap Fund:              payable monthly at
                                                   rate of $17/account
                                                   per year; subject to
                                                   minimum of $1,500 per month

Fremont Emerging Markets Fund:                     payable monthly at
                                                   rate of $17/account
                                                   per year; subject to
                                                   minimum of $1,500 per month

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